Exhibit 10.4

I.       PURPOSE OF THE PLAN

The Plan is intended to promote the interests of the Company by providing eligible employees of a Participating Company with the opportunity to acquire a proprietary interest in the Company through payroll deductions.

The Company intends that the Plan qualify as an “employee stock purchase plan” under Code Section 423 for one or more specified offerings made under the Plan. The Company may, however, establish one or more offerings under the Plan that are not designed to comply with the requirements of Code Section 423, including offerings that are intended to comply with the tax, securities and other compliance requirements of, and obtain tax and other objectives in, the foreign jurisdictions in which those offerings are conducted in order to allow Participants in such offerings to purchase shares of Common Stock in a manner similar to the Plan. Such offerings shall be separate from any offering designed to comply with the Code Section 423 requirements but may be conducted concurrently with any such offering.

Capitalized terms herein shall have the meanings assigned to such terms in Article XII.

II. ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate to implement the Plan or to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan. To the extent applicable law permits, the Plan Administrator may, to the extent it deems appropriate, delegate, any or all of their administrative duties to one or more officers of the Company. If the Plan Administrator has made such delegation, then all references to the Plan Administrator in the Plan include such delegates to the extent of such delegation.

III. STOCK SUBJECT TO PLAN

A. Shares Subject to the Plan. The maximum number of shares of Common Stock that may be issued over the term of the Plan shall not exceed 600,000 shares. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market.

B. Adjustments. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction, extraordinary distribution (whether in cash, securities or other property) or an extraordinary dividend or distribution, or should there occur any merger, consolidation, reincorporation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date, if applicable; and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right. The adjustments under this Section III.B shall be made in such manner as the Plan Administrator deems appropriate and such adjustments shall be final, binding, and conclusive. Outstanding offering periods under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. OFFERING PERIODS

A.    Offering Periods. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive or overlapping offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B.    Duration of Offering Period. Each offering period shall be of such duration (not to exceed twenty-seven (27) months) as determined by the Plan Administrator prior to the start date of such offering period. Each offering period shall consist of a series of one or more successive Purchase Intervals, as determined by the Plan Administrator prior to the start date of such offering period. Until such time as otherwise determined by the Plan Administrator prior to the start of the applicable offering period, each offering period shall have a duration of six (6) months and shall be comprised of one six-month Purchase Interval. The start date and end date for each offering period shall be established by the Plan Administrator from time to time.

V.	ELIGIBILITY

A.    Eligible Employee. Each individual who is an Eligible Employee on the start date of any offering period shall be eligible to participate in the Plan for that offering period on such start date.

B.    Corporate Affiliates. Each Corporate Affiliate shall become a Participating Company when authorized by the Plan Administrator to extend the benefits of the Plan to its Eligible Employees.

C.    Enrollment in the Plan. To participate in the Plan for a particular offering period, the Eligible Employee must complete and submit enrollment forms prescribed by the Plan Administrator (including a payroll deduction authorization and any other form or agreement specified by the Plan Administrator) in accordance with enrollment procedures prescribed by the Plan Administrator (which may include accessing a third-party administrator’s website and enrolling electronically) on or before the start date of the offering period. Unless otherwise specified by the Plan Administrator, once an Eligible Employee timely submits the properly completed enrollment forms, the Eligible Employee’s participation in the Plan will automatically remain in effect from one offering period to the next in accordance with the Eligible Employee’s payroll deduction authorization (including the Eligible Employee’s designated rate of payroll deduction) unless and until such Eligible Employee withdraws from the Plan, changes the rate of the Eligible Employee’s payroll deduction or the Eligible Employee’s employment status changes so that such individual is no longer an Eligible Employee.

VI. PAYROLL DEDUCTIONS

A.    Payroll Deductions. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Compensation paid to the Participant during each offering period, up to a maximum of fifteen percent (15%) unless the Plan Administrator establishes a different maximum percentage prior to the start date of the applicable offering period (subject to the limitations of Section VII). Payroll deductions shall begin on the first pay day administratively feasible following the start date of the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the offering period.

B.    Changes to Deduction Rate. The deduction rate so authorized by the Participant shall continue in effect for the entire offering period except for changes effected in accordance with the following guidelines:

(i)    The Participant may, at any time during the offering period, reduce the Participant’s rate of payroll deduction to become effective as soon as administratively feasible after submitting the appropriate form with the Plan Administrator. Unless otherwise determined by the Plan Administrator, the Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(ii)    Unless otherwise determined by the Plan Administrator, the Participant may at any time reduce the Participant’s rate of payroll deduction under the Plan to 0%. Such reduction shall become effective as soon as administratively feasible after submitting the appropriate form with the Plan Administrator. The Participant’s existing payroll deductions for the Purchase Interval in which such reduction occurs shall be applied to the purchase of shares of Common Stock on the next scheduled Purchase Date unless the Participant’s participation in the Plan has terminated in accordance with Section VII.F.

(iii)  The Participant may, at any time during the offering period, increase the rate of the Participant’s payroll deduction (up to the maximum percentage limit for that offering period) to become effective for the next offering period.

(iv)  Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423 and any limitations provided in the Plan, a Participant’s payroll deductions will be reduced or decreased to 0% without the Participant’s consent. Payroll deductions will recommence at the rate provided in such Participant’s payroll deduction authorization, as amended, when permitted under Code Section 423 and the Plan, unless participation is sooner terminated by the Participant as provided under the Plan.

C.   Leave of Absence. Subject to the discretion of the Plan Administrator, if a Participant is granted a paid leave of absence, payroll deductions on behalf of the Participant will continue and any amounts credited to the Participant’s account may be used to purchase shares of Common Stock as provided under the Plan. If a Participant is granted an unpaid leave of absence, payroll deductions on behalf of the Participant will be discontinued and no other payroll deductions will be permitted (unless otherwise determined by the Plan Administrator or required by applicable law), and any accumulated payroll deductions will be treated as set forth in Section VII.F(iv). Where the period of leave exceeds three (3) months and the Participant’s right to reemployment is not guaranteed by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable time period above will be treated as a new employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (in accordance with procedures prescribed by the Plan Administrator) on or before the start of the offering period.

D.  Participant Account; General Corporate Assets. The amounts collected through payroll deductions shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account unless otherwise required by the terms governing that offering period. Unless the Plan Administrator determines otherwise prior to the start of the applicable offering period, the amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for any general corporate purpose.

E.    Payroll in Currency other than U.S. Dollars. Payroll deductions collected in a currency other than U.S. Dollars shall be converted into U.S. Dollars on the last day of the offering period in which collected, or such other date as determined by the Plan Administrator, with such conversion to be based on an exchange rate determined by the Plan Administrator in its sole discretion.

F.    Termination of Purchase Rights. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

G.   Contributions Other Than Through Payroll. To the extent necessary to comply with local law, the Plan Administrator may permit Participants in one or more offerings to make contributions to the Plan by means other than payroll deductions.

VII. PURCHASE RIGHTS

A. Grant of Purchase Right. A Participant shall be granted a separate purchase right on the start date of each offering period in which the Participant participates. The purchase right shall provide the Participant with the right to purchase shares of Common Stock on each Purchase Date during that offering period upon the terms set forth in the Plan.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the applicable Purchase Interval to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for that Purchase Date. Notwithstanding the foregoing, the Plan Administrator may exercise discretion in the treatment of any fractional shares of Common Stock including, without limitation, (i) applying the Participant’s payroll deductions for the Purchase Interval to the purchase of a fractional share of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date), (ii) electing to refund payroll deductions attributable to fractional shares of Common Stock to the Participant as soon as administratively practicable or (iii) holding such amounts for the purchase of Common Stock on the next Purchase Date.

C.    Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within an offering period shall be determined by the Plan Administrator prior to the start date of that offering period. However, in no event shall such purchase price be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D.    Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during an offering period shall be the number of shares of Common Stock obtained by dividing the amount collected from the Participant through payroll deductions during the applicable Purchase Interval by the purchase price in effect for that Purchase Date. Prior to the start of any offering period under the Plan, the Plan Administrator shall establish the maximum number of shares of Common Stock purchasable per Participant on each Purchase Date that occurs during that offering period and may establish the maximum number of shares of Common Stock purchasable in total by all Participants enrolled in that offering period on each Purchase Date that occurs during that offering period.

E.	Excess Payroll Deductions.

(i)    Any payroll deductions not applied to the purchase of Shares on any Purchase Date because they are not sufficient to purchase a whole Share shall be held for the purchase of shares on the next Purchase Date. Notwithstanding the foregoing, the Plan Administrator may exercise discretion in the treatment of any fractional shares of Common Stock including, without limitation, (i) purchasing fractional shares of Common Stock on the Purchase Date, or (ii) electing to refund payroll deductions attributable to fractional shares of Common Stock to the Participant as soon as administratively practicable.

(ii)   Any payroll deductions not applied to the purchase of Common Stock by reason of any limitation on the maximum number of shares of Common Stock purchasable by the Participant or in total by all Participants on the Purchase Date (whether such limitation is pursuant to Section VII.D, Article VIII or otherwise) shall be promptly refunded.

F.	Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(i)    A Participant may, no later than fifteen (15) days (or such other period as determined by the Plan Administrator) prior to a Purchase Date, terminate the Participant’s outstanding purchase right by submitting the prescribed form in accordance with procedures prescribed by the Plan Administrator (which may include accessing a third party administrator’s website and electronically electing to withdraw), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares of Common Stock on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected during the Purchase Interval in which such termination occurs shall be refunded as soon as possible.

(ii)   The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. To resume participation in any subsequent offering period, such individual must re-enroll in the Plan (in accordance with procedures prescribed by the Plan Administrator) before the start date of the new offering period in accordance with the procedures established by the Plan Administrator for such offering period.

(iii)   Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while the Participant’s purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded.

(iv)  Should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant may, prior to the last business day of the Purchase Interval in which such leave commences (or by such other date as determined by the Plan Administrator), to (a) withdraw all the funds in the Participant’s payroll account at the time of the commencement of such leave, or (b) have such funds held for the purchase of shares of Common Stock on the next Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such unpaid leave.

G. Proration of Purchase Rights. Should the total number of shares of Common Stock that are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares of Common Stock then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares of Common Stock on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

H. Change in Control. In the event that a Change in Control occurs during an offering period, the Plan Administrator may take such action as it deems appropriate, including (without limitation) (i) provide that each outstanding purchase right will terminate as of a date prior to the effective date of the Change in Control and all payroll deductions of each Participant accumulated during such offering period (and not previously applied to the purchase of shares) shall be refunded to the Participant; (ii) provide that a Purchase Date shall automatically occur immediately prior to the effective date of the Change in Control, and each purchase right outstanding at that time shall thereupon be exercised by applying the payroll deductions of each Participant for the offering period in which such Change in Control occurs (and not previously applied to the purchase of shares) to the purchase of shares of Common Stock at the purchase price per share in effect for that offering period pursuant to the purchase price formula provisions of Section VII.C.; or (iii) provide that each outstanding purchase right will be assumed or an equivalent right will be substituted by the successor corporation (or parent or subsidiary thereof).

I. ESPP Brokerage Account. The Plan Administrator shall have the discretionary authority to require that the shares of Common Stock purchased on behalf of each Participant be deposited directly into a brokerage account that the Company shall establish for the Participant at a Company-designated brokerage firm (the “ESPP Brokerage Account”). Except as otherwise provided below, the deposited shares of Common Stock may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the start date of the offering period in which the shares were purchased and (ii) the end of the one (1)-year period measured from the actual purchase date of those shares. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may thereafter be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the Participant may sell the Participant’s shares. Those procedures are designed solely to assure that any sale of shares of Common Stock prior to the satisfaction of the required holding period is made through the ESPP Brokerage Account. In addition, the Participant may request a stock certificate or share transfer from the Participant’s ESPP Brokerage Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account for use as collateral for a loan, unless those shares have been held for the required holding period.

The foregoing procedures shall apply to all shares of Common Stock purchased by the Participant under the Plan, whether or not the Participant continues in employee status.

J.    Assignability. During the Participant’s lifetime, the purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant (other than by will or the laws of descent).

K. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares of Common Stock subject to the Participant’s outstanding purchase right until the shares of Common Stock are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII. ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under the Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.	For purposes of applying such accrual limitations, the following provisions shall be in effect:

(i)    The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the offering period for which such right is granted.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C.    If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D.    In the event there is any conflict between the provisions of this Section VIII and one or more provisions of the Plan, or any instrument issued thereunder, the provisions of this Section VIII shall be controlling.

IX. EFFECTIVE DATE AND TERM OF THE PLAN

A.    Effective Date. The Plan was adopted by the Board on [ ], subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. The Plan shall be effective on the Closing (as defined in the Business Combination Agreement) (the “Effective Date”). The Plan Administrator shall determine when the Plan shall be offered to Eligible Employees provided the Company shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any Stock Exchange on which the shares of Common Stock are listed for trading and all other applicable requirements established by law or regulation.

B.    Term of the Plan. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the date immediately preceding the tenth anniversary of the Effective Date, (ii) the date on which all shares of Common Stock available for issuance under the Plan have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised or terminated in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

X. AMENDMENT OF THE PLAN

The Board may alter, amend, suspend, or discontinue the Plan at any time. However, the Board may not, without the approval of the Company’s stockholders, (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization or (ii) change the class of corporations that may be designated as participating companies under the Plan.

XI. GENERAL PROVISIONS

A.	Expenses. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

B.    No Employment Rights. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Corporate Affiliate employing such Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate such Participant’s employment at any time for any reason, with or without cause.

C.    Governing Law. The provisions of the Plan shall be governed by the laws of the State of Delaware, without resort to that State’s conflict-of-laws rules.

D.    Withholding Taxes. To the extent required by applicable federal, state, or local law, a Participant must make arrangements satisfactory to the Company for the payment of any Withholding Taxes.

XII.DEFINITIONS

Unless otherwise determined by the Plan Administrator, the following definitions shall be in effect under the Plan:

A. 1933 ACT shall mean the Securities Act of 1933, as amended.

B.	1934 Act shall mean the Securities Exchange Act of 1934, as amended.

C.	Board shall mean the Company’s Board of Directors.

D.    Business Combination Agreement shall mean that certain Business Combination Agreement, dated November 2, 2023, by and among the Company, Gibraltar Merger Sub Inc., and GCT Semiconductor, Inc.

E.    Change in Control shall mean a change in ownership or control of the Company effected through any of the following transactions:

(i)    a merger, consolidation or other reorganization approved by the Company’s stockholders, unless securities representing fifty percent (50%) or more of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

(ii)	a sale, transfer, or other disposition of all or substantially all of the Company’s assets;

(iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) acquires directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) fifty percent (50%) or more of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders; or

(iv) a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

F.	Code shall mean the U.S. Internal Revenue Code of 1986, as amended.

G.	Common Stock shall mean the Company’s common stock.

H.    Company shall mean GCT Semiconductor Holding, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of GCT Semiconductor Holding, Inc., which shall, by appropriate action, adopt the Plan.

I.    Compensation shall mean, unless determined otherwise by the Plan Administrator, the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the Participant to any cash-or-deferred arrangement that meets the requirements of Code Section 401(k) or any cafeteria benefit program that meets the requirements of Code Section 125, now or hereafter established by the Company or any Corporate Affiliate. The following items of compensation shall not be included in Compensation: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than contributions subject to Code Sections 401(k) and 125) made on the Participant’s behalf by the Company or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

J. Corporate Affiliate shall mean any parent or subsidiary of the Company (as determined in accordance with Code Section 424), whether now existing or subsequently established or acquired. Notwithstanding the foregoing, with respect to offerings not intended to comply with Code Section 423, the term “Corporate Affiliate” may, at the discretion of the Plan Administrator, include any other entity in which the Company has a significant equity or other ownership interest.

K.	Effective Date shall have the meaning set forth in Section IX.A.

L.     Eligible Employee shall mean an individual who renders services to a Participating Company in the status of an employee and, with respect to an offering under Code Section 423, is an employee of a Participating Company within the meaning of Code Section 3401(c), on a basis under which such employee’s customary employment is for more than twenty (20) hours of service per week for more than five (5) months per calendar year; provided, however, that the Plan Administrator may, prior to the start of an offering period, waive one or both of the twenty (20) hours and five (5) month service requirements.

M.   Fair Market Value per share of Common Stock on any relevant date shall be closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

N.	Participant shall mean any Eligible Employee of a Participating Company who is actively participating in the Plan.

O.   Participating Company shall mean the Company and each Corporate Affiliate that is authorized, in accordance with Section V.B. of the Plan, to extend the benefits of the Plan to its Eligible Employees.

P.    Plan shall mean the Company’s 2024 Employee Stock Purchase Plan, as set forth in this document and as may be amended from time to time.

Q.	Plan Administrator shall mean the Compensation Committee of the Board.

R.	Purchase Date shall mean the last business day of each Purchase Interval.

S.    Purchase Interval shall mean each period coincident with (or otherwise occurring within) a particular offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

T.    Stock Exchange shall mean the American Stock Exchange, the NASDAQ Capital Market, NASDAQ Global or Global Select Market or the New York Stock Exchange.

U.    Withholding Taxes shall mean the applicable federal, state and local income and employment taxes or other amounts required to be withheld, collected or accounted to by the Company (or the Participant’s employer) in connection with the Plan.